Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279155

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 16, 2024)

Up to 2,000,000
Series E Redeemable Preferred Stock
This is an offering (the “Offering”) by Applied Digital Corporation (the “Company”) of up to 2,000,000 shares of our Series E Redeemable Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”) at a price per share of $25.00 per share. We will pay cumulative dividends on the Series E Preferred Stock at a fixed annual rate of 9.0% per annum of the stated value of $25.00 per share of the Series E Preferred Stock per year (computed on the basis of a 360-day year consisting of twelve 30-day months). Each holder of shares of Series E Preferred Stock is entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder at any time, subject to certain early redemption fees. Such redemptions may be settled in either cash or common stock of the Company, par value $0.001 (the “Common Stock”), at the Company’s option, subject to certain limitations on the number of shares of Common Stock that may be used for such payments without the Company’s stockholders’ consent. The Company may, at its option, redeem shares of Series E Preferred Stock, subject to certain limitations on the number of shares of Common Stock that may be used for such payments without the Company’s stockholders consent. This prospectus supplement and the related prospectus also cover the shares of Common Stock for which the Series E Preferred Stock may be redeemed.
There is currently no public market for our Series E Preferred Stock. We do not intend to apply for listing of the Series E Preferred Stock on a national securities exchange or over the counter market.
The dealer manager of this Offering is Preferred Capital Securities, LLC (“PCS” or the “Dealer Manager”). The Dealer Manager is not required to sell any specific number or dollar amount of the Series E Preferred Stock but will use its “reasonable best efforts” to sell the Series E Preferred Stock offered. The minimum permitted purchase is generally $5,000 but purchases of less than $5,000 may be made in our sole discretion. We may terminate this Offering at any time.

	Per Series E Preferred Stock	Maximum Offering Before Expenses
Public Offering Price	$25.00	$50,000,000
Selling Commission(1)(2)(3)	$1.50	$3,000,000

Dealer Manager fee(1)(2)(3)	$0.50	$1,000,000
Proceeds to Applied Digital Corporation(3)(4)	$23.00	$46,000,000

(1) We will pay a selling commission of up to 6% of the Stated Value and a dealer manager fee equal to 2% of the Stated Value. The selling commission and the dealer manager fee are payable by us to our Dealer Manager. Reductions in selling commissions on sales of Series E Preferred Stock will be reflected in reduced public offering prices as described in the “Plan of Distribution” section of this prospectus supplement and the net proceeds to us will not be impacted by such reductions. Thus, we will bear a reduction in net proceeds to us of up to 6% of the Stated Value on all shares of Series E Preferred Stock even though the selling commission paid by us to our Dealer Manager may represent less than 6% of the Stated Value. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering, and, if incurred by our dealer manager, the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commission, dealer manager fee and cash and non-cash underwriting compensation as described in The Offering – Other Expenses for this offering will not exceed 8% of the aggregate gross proceeds of this offering, subject to FINRA’s 8% underwriting compensation cap. See “Plan of Distribution”.
(2) We expect our Dealer Manager to authorize third-party broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Series E Preferred Stock. Our Dealer Manager may reallow up to 1% of its selling commission attributable to a participating broker-dealer.
(3) Assumes all shares sold were subject to maximum selling commission and dealer manager fee applicable to Series E Preferred Stock.
(4) We expect that our own Offering Expenses, as defined in “The Offering – Offering Expenses” and including legal, accounting, printing, mailing, registration qualification and associated securities offering filing costs and expenses, will through the course of the offering, aggregate to approximately $875,000, but for purposes of illustrating the proceeds to the Company based on the maximum investment, those Offering Expenses are not reflected. As further described in “The Offering – Offering Expenses.” Offering Expenses will not exceed $700,000 or 3.5% of gross offering proceeds. However, our Board of Directors may, in its discretion, authorize the Company to incur Offering Expenses in excess of $700,000 or 3.5% of the gross offering proceeds.
We will sell the Preferred Stock through Depository Trust Company (“DTC”) settlement (“DTC Settlement”) or through Direct Registration System settlement (“DRS Settlement”). See the section entitled “Plan of Distribution” in this prospectus for a description of these settlement methods. All monies collected for subscription through DRS Settlement will be held in a separate escrowed bank account at UMB Bank, N.A., which is serving as the escrow agent (the “Escrow Agent”). Investors will pay the full purchase price for their Series E Preferred Stock to the Escrow Agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein.

Our Common Stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On May 15, 2024, the last reported sale price of our Common Stock on Nasdaq was $3.63 per share.
Delivery of the Series E Preferred Stock will be made from time to time, if at all, on or prior to May 16, 2025. Delivery of the Common Stock will be made from time to time, if at all, upon redemption of the Series E Preferred Stock as further described in this prospectus.
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Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement, page 8 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors you should consider before buying shares of our Series E Preferred Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Preferred Capital Securities
As Dealer Manager
The date of this prospectus supplement is May 16, 2024

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer and sale by us pursuant to the sales agreement of shares of up to 2,000,000 shares of our Series E Preferred Stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus supplement and the accompanying prospectus at a purchase price of $25 per share.
We provide information to you about this offering of our Series E Preferred Stock in two separate documents: (i) this prospectus supplement, which describes the specific details regarding this offering, and (ii) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document which is incorporated by reference into this prospectus supplement, and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
In making your investment decision, you should rely only on the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the Agent have authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference into this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference into this prospectus supplement is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Additional Information” and “Incorporation of Certain Information by Reference”. These documents contain important information that you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, shares of our Series E Preferred Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our Series E Preferred Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our Series E Preferred Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, references in this prospectus supplement and the accompanying prospectus to the “Company,” “APLD,” “Applied Digital,” “we,” “us,” “our” and similar terms refer to Applied Digital Corporation and its consolidated subsidiaries.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to or incorporated by reference into the registration statement of which this prospectus supplement forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our Series E Preferred Stock. You should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference before investing in our Series E Preferred Stock, including the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” provided elsewhere in this prospectus supplement and the accompanying prospectus. Some of the statements in this prospectus supplement and the accompanying prospectus constitute forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”
Our Business
We are a United States-based designer, developer and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain datacenter hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC datacenter hosting (the “HPC Hosting Business), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well positioned to capitalize on the increasing demand for datacenter services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our Common Stock began trading on the Nasdaq Global Select Market on April 8, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates datacenters, providing energized space to crypto mining customers. Our custom-designed datacenters allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of which have entered into contracts with us ranging from three to five years. We began generating revenue from this business segment in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 87% as of February 29, 2024).

We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
•Jamestown, North Dakota: 106 MW facility.
•Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of Common Stock to each of GMR and SparkPool and 3,156,426 shares of Common Stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of Common Stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Bitcoin Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, Bitmain, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.
Cloud Services
We operate our Cloud Services Business through our wholly owned subsidiary, Sai Computing, LLC (“Sai Computing”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing graphics processing unit (GPU) computing solutions to empower customers in executing critical workloads related to artificial intelligence (AI), machine learning (ML), rendering, and other high-performance computing (HPC) tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to in the future utilize a blend of third-party colocation and our own HPC datacenters to deliver cloud services to our customers.  In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW.  This location is just one aspect of our comprehensive plan, and we intend to leverage it based on customer requirements.
In May 2023, we officially launched our Cloud Services Business. We currently rely on a few major suppliers for our products in this business segment: Super Micro Computer Inc. (“Super Micro”), NVIDIA Corp. (“NVIDIA”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for datacenters as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for datacenter operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale artificial intelligence (AI) through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Sai Computing’s infrastructure. In addition, we have supply agreements with Dell for delivery to us of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.
Sai Computing secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this report, our Cloud Services Business provides services to several customers.
By February 2024, the Company had received 4,092 GPUs, deployed a total of 3,072 GPUs and began recognizing revenue from our first and second cloud services contract. The Cloud Services Business is expected to account for approximately 13% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.

HPC Hosting Business
Our High Performance Computing (HPC) Hosting Business specializes in designing, constructing, and managing datacenters tailored to support HPC applications, including artificial intelligence (AI).
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC datacenter in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this datacenter in 2024 and designing and developing additional HPC datacenter sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Corporate Information
Our principal executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.
We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.
Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING
The following summary contains the principal terms of this Offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Offered Securities	Up to 2,000,000 shares of our Series E Preferred Stock, par value $0.001 per share.

Maximum Common Stock that may be issued upon Redemption of our Series E Preferred Stock	25,475,751 shares of Common Stock

Common Stock to be outstanding after maximum Redemption of our Series E Preferred Stock	152,918,229 shares of Common Stock, assuming the issuance of 25,475,751 shares of Common Stock issuable upon redemption of the Series E Preferred Stock in this offering. The actual number of shares of our Common Stock issued will vary depending on the value of our shares of Common Stock from time to time, if and when, shares of the Series E Preferred Stock are redeemed and whether the Company determines to pay any particular redemption in cash or Common Stock.

Dealer Manager	The dealer manager of this Offering is Preferred Capital Securities, LLC (“PCS” or the “Dealer Manager”). The Dealer Manager is not required to sell any specific number or dollar amount of the Series E Preferred Stock, but will use its “best efforts” to sell the Series E Preferred Stock offered.

Stated Value	$25.00 per share

Ranking	The Series E Preferred Stock ranks, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs: (i) prior or senior to all classes or series of our Common Stock and any other class or series of equity securities, if the holders of Series E Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with other classes or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of Series E Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; (iii) junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series E Preferred Stock (none of which are currently outstanding); and (iv) junior to all our existing and future debt indebtedness.

Maturity	Shares of the Series E Preferred Stock have no stated maturity. Shares of the Series E Preferred Stock will remain outstanding indefinitely unless they are redeemed or repurchased by the Company. The Company is not required to set apart for payment funds to redeem the Series E Preferred Stock and may pay for any redemption of the Series E Preferred Stock in cash or shares of Common Stock; provided, however, that Nasdaq rules and the terms of the Offering include a cap on the aggregate number of shares of Common Stock issuable thereunder for redemption equal to 19.99% of the number of shares of Common Stock outstanding immediately prior to the commencement of this Offering (or 25,475,751 shares of Common Stock) unless consent of the Company’s shareholders is obtained to exceed that cap.

Dividends	Holders of the Company’s Series E Preferred Stock shall be entitled to receive a cumulative dividend (“Dividends”) at a fixed annual rate of 9.0% per annum of the Stated Value of $25.00 per share of the Series E Preferred Stock per year (computed on the basis of a 360-day year consisting of twelve 30-day months). Dividends will be declared and accrued monthly. Such Dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash.

Liquidation Preference	Subject to the liquidation preference stated in the ranking section above, Series E Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the “Stated Value,” or $25.00, plus an amount per share that is issuable as the result of accrued or unpaid Dividends. After payment to the holders of the Company’s Series E Preferred Stock, the remaining funds and assets available for distribution to Company stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

Holder Optional Redemption
Each holder of shares of Series E Preferred Stock is entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder (a “Holder Optional Redemption”) at any time.
At the option of the Company, a Holder Optional Redemption may be redeemed in either cash or our Common Stock; provided, however, that Nasdaq rules and the terms of the Offering include a cap on the aggregate number of shares of Common Stock issuable thereunder for redemption equal to 19.99% of the number of shares of Common Stock outstanding immediately prior to the commencement of this Offering (or 25,475,751 shares of Common Stock) unless consent of the Company’s shareholders is obtained to exceed that cap.
The Company will settle any Holder Optional Redemption the Company determines to redeem in cash by paying the holder the Settlement Amount (as defined below). The “Settlement Amount” means (A) the Stated Value, plus (B) unpaid Dividends accrued to, but not including, the Holder Redemption Exercise Date, minus (C) the Holder Optional Redemption Fee applicable on the respective Holder Redemption Deadline (defined below). The Company will settle any Holder Optional Redemption the Company determines to redeem with Common Stock, subject to the limitation discussed above, by delivering to the holder a number of shares of our Common Stock equal to (1) the Settlement Amount divided by (2) the closing price per share of our Common Stock on the Nasdaq Global Market on the date of the Holder Optional Redemption exercise.
Holders of Series E Preferred Stock may elect to redeem their shares of Series E Preferred Stock at any time by delivering to Preferred Shareholder Services (defined below) a notice of redemption (the “Holder Redemption Notice”). A Holder Redemption Notice will be effective as of the last business day of the month after a Holder Redemption Notice is duly received by Preferred Shareholder Services (such date, a “Holder Redemption Deadline”). Any Holder Redemption Notice received after 5:00 p.m. Eastern time on a Holder Redemption Deadline will be effective as of the next Holder Redemption Deadline. For all shares of Series E Preferred Stock duly submitted for redemption on or before a Holder Redemption Deadline, we, in our sole discretion, shall determine the Settlement Amount on any business day after such Holder Redemption Deadline but before the next Holder Redemption Deadline (such date, the “Holder Redemption Exercise Date”). The Company may, in our sole discretion, permit a holder to revoke their Holder Redemption Notice at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Redemption Exercise Date. Please also see Holder Optional Redemption Fee below.

Company Optional Redemption
Subject to the restrictions described herein and unless prohibited by Nevada law, a share of Series E Preferred Stock may be redeemed at our option (the “Company Optional Redemption”) at any time or from time to time upon not less than 10 calendar days nor more than 90 calendar days written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E Preferred Stock to be redeemed plus accrued but unpaid Dividends. In the Company’s sole and absolute discretion, the Company may determine to fulfill a Company Optional Redemption in either cash or with fully paid and non-assessable shares of our Common Stock; provided, however, that Nasdaq rules and the terms of the Offering include a cap on the aggregate number of shares of Common Stock issuable thereunder for redemption equal to 19.99% of the number of shares of Common Stock outstanding immediately prior to the commencement of this Offering (or 25,475,751 shares of Common Stock) unless consent of the Company’s shareholders is obtained to exceed that cap.

Holder Optional Redemption Fee
A Series E Preferred Stock is subject to an early redemption fee if it is redeemed by its holder within three years of its issuance. The amount of the fee equals a percentage of the Stated Value disclosed herein based on the year in which the redemption occurs after the Series E Preferred Stock is issued as follows:
•Prior to the first anniversary of the issuance of such Series E Preferred Stock: 9.00% of the Stated Value disclosed herein, which equals $2.25 per Series E Preferred Stock;
•On or after the first anniversary but prior to the second anniversary: 7.00% of the Stated Value disclosed herein, which equals $1.75 per Series E Preferred Stock;
•On or after the second anniversary but prior to the third anniversary: 5.00% of the Stated Value disclosed herein, which equals $1.25 per Series E Preferred Stock; and
•On or after the third anniversary: 0.00%.
The Company is permitted to waive the Holder Optional Redemption Fee. Although the Company has retained the right to waive the Holder Optional Redemption Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

Optional Redemption Following Death of a Holder
Subject to restrictions, beginning on the date of original issuance and ending at the end of the third year, we will redeem shares of Series E Preferred Stock of a beneficial owner who is a natural person (including a natural person who holds shares of Series E Preferred Stock through an Individual Retirement Account or in a personal or estate planning trust) upon his or her death at the written request of the beneficial owner’s estate at a redemption price equal to the Settlement Amount without application of the Holder Optional Redemption Fee. In the Company’s sole and absolute discretion, the Company may determine to fulfill such redemption in either cash or with fully paid and non-assessable shares of our Common Stock; provided, however, that Nasdaq rules and the terms of the Offering include a cap on the aggregate number of shares of Common Stock issuable thereunder for redemption equal to 19.99% of the number of shares of Common Stock outstanding immediately prior to the commencement of this Offering (or 25,475,751 shares of Common Stock) unless consent of the Company’s shareholders is obtained to exceed that cap.

Voting Rights	Holders of our Series E Preferred Stock do not have any Company voting rights.

Listing of Series E Preferred Stock	The Company does not intend to apply for listing of the Series E Preferred Stock on any national securities exchange or over the counter market. If the Company does determine to apply for listing or quotation, it shall provide not less than 60 calendar days prior written notice to holders of the Series E Preferred Stock before listing the Series E Preferred Stock on a national securities exchange or over the counter market.

Use of Proceeds	We intend to use the net proceeds from this Offering to support future capital expenditures for the high-performance computing hosting and cloud service business segments. See “Use of Proceeds” in this prospectus supplement beginning on page S-22.

Selling Commissions	Up to 6.0% of the Stated Value of each Series E Preferred Stock sold in the Offering will be paid by the Company to the Dealer Manager and reallowed to broker-dealers. Payment of the Selling Commissions by the Company may be reduced or waived in certain circumstances.

Dealer Manager Fee
Up to 2.0% of the Stated Value of each Series E Preferred Stock sold in the Offering will be paid by the Company to the Dealer Manager. Payment of the Dealer Manager Fee by the Company may be reduced or waived in certain circumstances.

Other Expenses
The Company, the Dealer Manager, a participating financial intermediary and/or broker dealer may incur other costs and expenses that are considered underwriting compensation (“Other Expenses”) associated with the sale, or the facilitation of the marketing, of Series E Preferred Stock. These expenses may include:
•travel and entertainment expenses, including those of the wholesalers;
•expenses incurred in coordinating broker-dealer seminars and meetings;
•certain wholesaling activities and wholesaling expense reimbursements paid by PCS or its affiliates to other entities;
•the national and regional sales conferences of our participating broker-dealers;
•training and education meetings for registered representatives of our participating broker dealers;
•certain legal expenses;
•technology fees;
•reasonable out-of-pocket due diligence expenses provided that such expenses are detailed on an itemized invoice; and
•permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).
Other Expenses are considered underwriting compensations and will be reimbursed by us or if incurred by our Dealer Manager, the corresponding payments of the dealer manager fee may be reduced by the aggregate value of such compensation. However, in no event will all forms of underwriting compensation in this offering exceed 8% of gross offering proceeds.

Offering Expenses
The Company will pay Offering Expenses which are not considered underwriting compensation under FINRA Rule 5110 (“Offering Expenses”), directly or by reimbursing the Dealer Manager and/or a participating financial intermediary for Offering Expenses, in an amount which, in the aggregate, will not exceed the greater of:
•$700,000 and
•3.5% of the gross proceeds of the Offering (the “Maximum Offering Expenses”). The Company will not pay or reimburse Offering Expenses in excess of the then applicable Maximum Offering Expenses without advance approval by the Company’s Board.
Offering Expenses include the following:
•expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Series E Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees;
•expenses for printing and amending registration statements or supplementing prospectuses;
•mailing and distributing costs;
•all advertising and marketing expenses (including actual costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us;
•charges of transfer agents, registrars and experts and fees;
•expenses in connection with non-offering issuer support services relating to the Series E Preferred Stock; and
•expenses for establishing servicing arrangements for new shareholder accounts.

Material Tax Considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning our Series E Preferred Stock in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Transfer Agent	Computershare Trust Company, N.A. (the “Transfer Agent”)

Nasdaq Symbol	“APLD.”

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-15 of this prospectus supplement. In addition, before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, filed with the SEC, on August 2, 2023, as amended on October 12, 2023, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

The number of shares of Common Stock to be outstanding upon maximum redemption of the Series E Preferred Stock is based on 134,065,883 shares of our Common Stock outstanding as of May 15, 2024 and excludes the following, each as of May 15, 2024:

●	13,572,810 shares of Common Stock reserved for future issuance under our 2022 Incentive Plan, as amended;

●	652,964 shares of Common Stock reserved for future issuance under our 2022 Non-Employee Director Stock Plan, as amended;

●	204,168 shares of Common Stock reserved for issuance under restricted stock unit awards to certain consultants;

●	5,069,098 shares of Common Stock held in treasury;

●	21,918,334 shares of our Common Stock to be issued upon the conversion of certain outstanding promissory notes issued by us to YA II PN, LTD. on March 27, 2024, which shares have been registered for resale on our Registration Statement on Form S-3, Reg. No. 333-278699; and

●	3,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

●	Up to $25,000,000 shares of our Common Stock to be issued if and when sold pursuant to that certain Sales Agreement, dated as of May 6, 2024, by and between the Company and Roth Capital Partners, LLC (the “ATM Offering”). The issuance of such shares of Common Stock is registered pursuant to a prospectus supplement that forms a part of that certain registration statement on Form S-3, Reg. No. 333-272023. Assuming a public offering price of $3.63 per share, which was the closing price of our Common Stock on the Nasdaq Global Select Market ("Nasdaq") on May 15, 2024, 6,887,052 shares of Common Stock would be issued and sold in the ATM Offering. The actual number of shares issued will vary depending on the prices at which the shares of Common Stock are sold from time.

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus supplement, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Related to This Offering
The Series E Preferred Stock is subordinated in right of payment to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock, including additional shares of Series E Preferred Stock, and by other transactions.
The Series E Preferred Stock is subordinated in right of payment to all of our existing and future debt. We are currently authorized to issue 5,000,000 shares of preferred stock at $0.001 par value per share (the “Preferred Stock”), in one or more series. As of the date hereof, 2,120,578 shares of Preferred Stock have been issued and retired, 0 shares of Preferred Stock are outstanding and 2,879,422 shares of Preferred Stock remain available and authorized for issuance. Other than disclosed in this prospectus supplement, the terms of the Series E Preferred Stock do not restrict our ability to authorize or issue shares of a class or series of preferred stock with rights to distributions or upon liquidation that are on parity with or senior to the Series E Preferred Stock or to incur additional indebtedness. The issuance of additional preferred stock on parity with or senior to the Series E Preferred Stock would dilute the interests of the holders of the Series E Preferred Stock, and any issuance of preferred stock senior to the Series E Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem, or pay the liquidation preference on the Series E Preferred Stock. Additionally, none of the provisions relating to the Series E Preferred Stock relate to or limit our indebtedness or afford the holders of the Series E Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series E Preferred Stock.
Our management team may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this Offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Series E Preferred Stock.
Dividends on the Series E Preferred Stock are accrued monthly, but payment of such dividends is discretionary. We cannot guarantee that we will be able to pay dividends in the future or what the actual dividends will be for any future period.
Future dividends on our Series E Preferred Stock will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash. The Board’s determination of the time of payment of such dividends will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements, the availability of legally available funds and any other factors our Board deems relevant. Accordingly, we cannot guarantee that we will be able to pay cash dividends on our Series E Preferred Stock or what the actual dividends will be for any future period. However, until we pay (or set apart for payment) the full cumulative dividends on the Series E Preferred Stock for all past dividend periods, our ability to make dividends and other distributions on our Common Stock (including redemptions) will be limited by the terms of the Series E Preferred Stock.
In the event you exercise your option to redeem Series E Preferred Stock, our ability to redeem such shares of Series E Preferred Stock may be subject to certain restrictions and limits.
Our ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available and to the extent the cap on shares of our Common Stock that may be issued pursuant to the terms of the Offering has been reached and our shareholders have not approved exceeding such cap, taking into account such reserves and other considerations as our Board may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series E Preferred Stock submitted for redemption in cash may be restricted by law.
In the event you exercise your option to redeem Series E Preferred Stock, our ability to redeem such shares of Series E Preferred Stock may be subject to certain restrictions and limits.
Our ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available and to the extent the cap on shares of our Common Stock that may be issued pursuant to the terms of the Offering has been reached and our shareholders have not approved exceeding such cap, taking into account such reserves and other considerations as our Board may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series E Preferred Stock submitted for redemption in cash may be restricted by law.
The Series E Preferred Stock has not been rated.
The Series E Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect its value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the value of the Series E Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series E Preferred Stock, which could adversely impact the value of the Series E Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the value of the Series E Preferred Stock.
Shares of Series E Preferred Stock may be redeemed for shares of Common Stock, which rank junior to the Series E Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up of our affairs.
We may opt to redeem Series E Preferred Stock with shares of our Common Stock in our sole and absolute discretion. The rights of the holders of shares of Series E Preferred Stock rank senior to the rights of the holders of shares of our Common Stock as to dividends and payments upon liquidation, dissolution or winding up of our affairs. Unless full cumulative dividends on our shares of Series E Preferred Stock for all past dividend periods have been paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our Common Stock for any period. Upon liquidation, dissolution or winding up of our affairs, the holders of shares of the Series E Preferred Stock are entitled to receive a liquidation preference of the Stated Value, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of shares of our Common Stock or any other class of our equity securities junior to the Series E Preferred Stock. If we redeem your shares of Series E Preferred Stock for Common Stock, you will be subject to the risks of ownership of Common Stock. Ownership of the Series E Preferred Stock will not give you the rights of holders of our Common Stock. Until and unless you receive shares of our Common Stock upon redemption, you will have only those rights applicable to holders of the Series E Preferred Stock.
The Series E Preferred Stock will bear a risk of early redemption by us.
We will have the right to redeem, at our option, the outstanding shares of Series E Preferred Stock, in whole or in part through a Company Optional Redemption. It is likely that we would choose to exercise our Company Optional Redemption when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on the Series E Preferred Stock had the Series E Preferred Stock not been redeemed. We may elect to exercise our partial redemption right on multiple occasions.
The amount of your liquidation preference is fixed and you will have no right to receive any greater payment regardless of the circumstances.
The payment due upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs is fixed. Upon any liquidation, dissolution or winding up of our affairs, and after payment of the liquidating distribution has been made in full to the holders of Series E Preferred Stock, you will have no right or claim to, or to receive, our remaining assets.

We established the offering price and other terms for the Series E Preferred Stock pursuant to discussions between us and our Dealer Manager; as a result, the actual value of your investment may be substantially less than what you pay.
The offering price and net offering proceeds for the Series E Preferred Stock and the related selling commissions and dealer manager fees have been determined pursuant to discussions between us and our Dealer Manager, based upon our financial condition and the perceived demand. Because the offering price is not based upon any independent valuation, such as the amount that a firm-commitment underwriter is willing to pay for the securities to be issued, the offering price may not be indicative of the price that you would receive upon the sale of the Series E Preferred Stock in a hypothetical liquid market.
Series E Preferred Stock does not have any management or voting rights in the Company.
Unlike our Common Stock, our Series E Preferred Stock does not grant holders any voting rights. You will be dependent on our Board and our executive management for Company decisions, of which such decisions may not reflect your preferred approach or preference. Furthermore, we will have broad discretion in the application of the net proceeds from this Offering, and holders of the Series E Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may result in investments that are not accretive to our results from operations.
Our ability to pay dividends and redeem shares of Series E Preferred Stock may be limited by the requirements of Nevada law.
Our ability to pay dividends and redeem shares of the Series E Preferred Stock is limited by the laws of Nevada. Applicable Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the
Company’s articles of incorporation (the “Articles”), the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series E Preferred Stock or redeem shares of Series E Preferred Stock if, after giving effect to the distribution or redemption, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series E Preferred Stock.

Substantial blocks of our Common Stock may be sold into the market as a result of sales or issuances of our Issuable Shares (as defined below).
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
We currently have convertible notes outstanding in the aggregate principal amount of $39,000,000 (the “YA Promissory Notes”) issued by us to YA II PN, LTD. The YA Promissory Notes are convertible into shares of our Common Stock (the “Note Conversion Shares”), at the request and sole discretion of the holder, subject to a minimum floor conversion price (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq). We have registered the resale of up to 23,585,000 of Note Conversion Shares, of which 333,333 shares have been issued.
Up to $25,000,000 shares of our Common Stock (the “ATM Shares” and, together with the Note Conversion Shares, the “Issuable Shares”) will be issued if and when sold pursuant to that certain Sales Agreement, dated as of May 6, 2024, by and between the Company and Roth Capital Partners, LLC. The issuance of such shares of Common Stock is registered pursuant to a prospectus supplement that forms a part of that certain registration statement on Form S-3, Reg. No. 333-272023. Assuming the sale a public offering price of $3.63 per share, which was the closing price of our Common Stock on the Nasdaq on May 15, 2024, 6,887,052 shares of Common Stock would issued and sold. The actual number of shares issued will vary depending on the prices at which the shares of Common Stock are sold from time.
Any issuances of shares of our Common Stock as payment for redemptions of our Series E Preferred Stock and any issuance of Note Conversion Shares will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of such shares in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, this prospectus supplement and the accompanying prospectus contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.
There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:
•labor and other workforce shortages and challenges;
•our dependence on principal customers;
•the addition or loss of significant customers or material changes to our relationships with these customers;
•our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•our ability to continue to grow sales in our hosting business;
•volatility of cryptoasset prices;
•uncertainties of cryptoasset regulation policy; and
•equipment failures, power or other supply disruptions.
The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of the document incorporated by reference herein. You should read this prospectus supplement, the accompanying prospectus supplement and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

USE OF PROCEEDS
Assuming that 2,000,000 shares of Series E Preferred Stock are sold in this Offering, after deducting underwriting compensation, comprised of selling commissions, dealer manager fees, Other Expenses, and other underwriting compensation, which in the aggregate cannot exceed 8% of the gross offering proceeds. When underwriting compensation is combined with Offering Expenses, the net proceeds to the Company are estimated to be approximately $22.14 per share of Series E Preferred Stock assuming maximum underwriting compensation and Offering Expenses of 3.5% of gross offering proceeds. We expect that our Offering Expenses, including legal, accounting, printing, mailing, registration, qualification, and associated securities offering filing costs and expenses, will aggregate to approximately $875,000 through the course of this offering but in no event will exceed the Maximum Offering Expenses of the greater of $700,000 or 3.5% of gross offering proceeds.
Except as otherwise set forth in a prospectus or in other offering materials, we intend to use the net proceeds from the sale of our securities to support future capital expenditures for the high-performance computing hosting and cloud service business segments.
The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes.

DESCRIPTION OF SECURITIES
The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles and our Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K which is incorporated by reference herein.
General
We are authorized to issue 171,666,666 shares of capital stock, $0.001 par value per share, of which 166,666,666 are Common Stock and 5,000,000 are Preferred Stock.
As of May 15, 2024, there were 134,065,883 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.
Common Stock
Holders of our Common Stock are entitled such dividends as may be declared by our Board out of funds legally available for such purposes. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our Board, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our Common Stock. The holders of our Common Stock have no conversion rights. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. Each holder of our Common Stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of Common Stock is entitled to cumulative votes in voting for directors.
In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our Common Stock are fully paid and non-assessable.
Preferred Stock
We are authorized to issue 5,000,000 shares of Preferred Stock at $0.001 par value per share. As of the date hereof, 2,120,578 shares of Preferred Stock have been issued and retired, 0 shares of Preferred Stock are outstanding and 2,879,422 shares of Preferred Stock remain available and authorized for issuance.
Each series of Preferred Stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our Common Stock will be subject to the rights of holders of any Preferred Stock outstanding and issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.
Terms
The specific terms of any Preferred Stock being offered will be described in the prospectus supplement relating to that Preferred Stock. The following summaries of the provisions of the Preferred Stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of Preferred Stock offered with that prospectus supplement for specific terms, including:
•the designation of the Preferred Stock;
•the number of shares of the Preferred Stock being offered, the liquidation preference per share and the offering price of the Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the Preferred Stock
•the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the Preferred Stock will accumulate, if applicable;
•the procedures for any action and remarketing of the Preferred Stock;
•the provision of a sinking fund, if any, for the Preferred Stock;
•the provision for redemption, if applicable, of the Preferred Stock;
•any listing of the Preferred Stock on any securities exchange;
•the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into or exchangeable for Common Stock, and whether at our option or the option of the holder;
•whether the Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock;
•the voting rights, if any, of the Preferred Stock;
•any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock; and
•a discussion of the United States federal income tax considerations applicable to the Preferred Stock.
Series E Preferred Stock
Our Board has created out of the authorized and available shares of our Preferred Stock, a series of convertible redeemable preferred stock, designated as the Series E Redeemable Preferred Stock (the “Series E Preferred Stock”). The following is a brief description of the terms of the Series E Preferred Stock. The Board has authorized the sale of up to 2,000,000 shares of Series E Preferred Stock. The Board may choose, in its sole discretion, to offer an additional 2,000,000 shares of Series E Preferred Stock for sale.

    Dividend Rights
The holders of the Series E Preferred Stock shall be entitled to receive, and the Company shall pay, out of legally available funds, dividends on each share of Series E Preferred Stock at an annual rate of 9.0% of the Stated Value (as defined below). Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash.
    Liquidation Rights
Subject to the liquidation preference stated in the ranking section in the Certificate of Designations for the Series E Preferred Stock, Series E Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the “Stated Value,” or $25.00, plus an amount per share that is issuable as the result of accrued or unpaid Dividends. After payment to the holders of our Series E Preferred Stock, the remaining funds and assets available for distribution to our stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.
    Redemption Rights
Each holder of shares of Series E Preferred Stock is entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder at any time in cash or our Common Stock. Additionally, we may redeem a share of Series E Preferred Stock at our option at any time from time to time upon not less than 10 calendar days written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E Preferred Stock to be redeemed plus accrued but unpaid dividends.
    Other Rights
Our Series E Preferred Stock has no preemptive rights, no voting rights and no sinking fund or conversion provisions.
Limitations on Liability and Indemnification Matters
Our amended and restated bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Nevada Revised Statute, or NRS.
Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability:
•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•under the NRS for the unlawful payment of dividends; or
•for any transaction from which the director derives an improper personal benefit.

Our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the NRS and allows us to indemnify other employees and agents as set forth in the NRS. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We believe that provisions of our amended and restated bylaws are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent
The transfer agent and registrar for our Common Stock and our Series E Preferred Stock is Computershare Trust Company, N.A. (the “Transfer Agent”). The Transfer Agent’s address and phone number is: 150 Royall St., Canton, MA 02021, telephone number: (781) 575-2000.
Listing
Our Common Stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

PLAN OF DISTRIBUTION
General
We are offering up to a maximum of 2,000,000 shares of our Series E Preferred Stock through Preferred Capital Securities, LLC, or PCS, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable due diligence to sell the Series E Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series E Preferred Stock. The Series E Preferred Stock will be sold at a public offering of $25.00 per share of Series E Preferred Stock, subject to reduction as described below under “Plan of Distribution-Compensation of Dealer Manager and Participating Broker-Dealers.” The Series E Preferred Stock will not be certificated.
We will sell the Series E Preferred Stock using two closing services provided by DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing the Series E Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Series E Preferred Stock by the settlement date. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank N.A the (“Escrow Agent”). In addition, such investors will pay the full purchase price for their Series E Preferred Stock to the Escrow Agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “Plan of Distribution-Settlement Procedures” for a description of the closing procedures.
In connection with the sale of the Series E Preferred Stock on our behalf, PCS may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of PCS may be deemed to be underwriting commissions or discounts.
PCS is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business address of PCS is 3290 Northside Parkway, NW, Suite 800, Atlanta, GA 30327.
Compensation of Dealer Manager and Participating Broker-Dealers
We will pay a selling commission of up to 6% of the Stated Value for the Series E Preferred Stock. Selling commissions are payable by us to PCS. Reductions in selling commissions on sales of Series E Preferred Stock will be reflected in reduced public offering prices as described below under “Plan of Distribution-Dealer Manager and Participating Broker-Dealer Compensation” and the net proceeds to us will not be impacted by such reductions. Therefore, we will bear a reduction in net proceeds to us of up to 6% of the Stated Value on all shares of Series E Preferred Stock although the selling commission compensation paid by us to our dealer manager may represent less than 6% of the Stated Value. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Series E Preferred Stock.
We expect PCS to authorize third-party broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Preferred Stock. PCS may reallow all or a portion of its selling commission attributable to a participating broker-dealer. Also, PCS may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a marketing fee. The amount of the marketing fee to be reallowed to any participating broker-dealer will be determined by the dealer manager in its sole discretion and include such factors as:
•the volume of sales estimated to be made by the participating broker-dealer; or
•the participating broker-dealer’s agreement to provide one or more of the following services:
•providing internal marketing support personnel and marketing communications vehicles to assist the Dealer Manager in our promotion;
•responding to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status, and the markets in which we have invested;
•assisting investors with redemptions; or
•providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.
PCS, as our Dealer Manager, provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this Offering. We pay PCS a dealer manager fee equal to 2% of the Stated Value. In addition to re-allowing a portion of the dealer manager fee to the participating broker-dealers as a marketing fee, the fee will also be used for, or we will reimburse PCS for certain Other Expenses that FINRA includes in the 8% underwriting compensation limit. Other Expenses include:
•travel and entertainment expenses, including those of the wholesalers;
•expenses incurred in coordinating broker-dealer seminars and meetings;
•certain wholesaler activities and wholesaling expense reimbursements paid by PCS or its affiliates to other entities;
•the national and regional sales conferences of our participating broker-dealers;
•training and education meetings for registered representatives of our participating broker-dealers;
•certain legal expenses;
•technology fees;
•reasonable out-of-pocket due diligence expenses incurred by the Dealer Manager or participating broker-dealer provided that such expenses are detailed on an itemized invoice; and
•permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming all shares of Series E Preferred Stock are sold.

Selling Commission (maximum)	$3,000,000
Dealer Manager Fee (maximum)	$1,000,000
Total	$4,000,000
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the Dealer Manager against certain civil liabilities, including certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.
The net proceeds to us will not be affected by reducing the commissions payable in connection with sales of Series E Preferred Stock. To the extent a participating broker-dealer reduces its selling commission below 6%, the public offering price per share of Series E Preferred Stock will be decreased by an amount equal to such reduction. Selling commissions will be established by each participating broker-dealer or other financial intermediary, and it is anticipated that all or a portion of the 6% selling commission on Series E Preferred Stock will be waived for an investor that purchases Series E Preferred Stock in a fee-based or “wrap” account maintained with a participating broker-dealer or other financial intermediary.
In addition to the selling commissions, dealer manager fee, marketing fees, and due diligence expenses (i.e., underwriting compensation), we expect to pay Offering Costs and related expenses, which are not considered underwriting compensation, in connection with this offering. These expenses include all expenses to be paid by us in connection with the offering (other than underwriting compensation) and include, but are not limited to:
•expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Series E Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees;
•expenses for printing and amending registration statements or supplementing prospectuses;
•mailing and distributing costs;
•all advertising and marketing expenses (including actual costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us;
•charges of transfer agents, registrars and experts and fees;
•expenses in connection with non-offering issuer support services relating to the Series E Preferred Stock; and
•expenses for establishing servicing arrangements for new shareholder accounts.

Offering Expenses will not exceed the Maximum Offering Expenses amount, which, in the aggregate, will not exceed the greater of:
•$700,000 and
•3.5% of the gross proceeds of the Offering. The Company will not pay or reimburse Offering Expenses in excess of the then applicable Maximum Offering Expenses without advance approval by the Company’s Board.
Settlement Procedures
We will deliver the Series E Preferred Stock through the facilities of DTC Settlement or DRS Settlement.
Using DTC Settlement, you can place an order for the purchase of Series E Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated bi-weekly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Series E Preferred Stock by the settlement date, which depends on when you place the order during the bi-weekly settlement cycle and can be anywhere from one to 15 days after the date of your order, or longer if we delay a closing date. Orders will be effective upon our acceptance, and we reserve the right to reject any order in whole or in part in our sole discretion for any or no reason.
Using DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the Escrow Agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Series E Preferred Stock to the Escrow Agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part in our sole discretion for any or no reason.
We have the sole right, which we may delegate to our Dealer Manager, to, without notice to our Dealer Manager or the participating broker-dealers: (i) determine and change the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing timing to participating broker dealers; (ii) limit the total amount of Series E Preferred Stock sold by all participating broker-dealers per closing; (iii) limit the total amount of Series E Preferred Stock sold by any one participating broker-dealer per closing; and (iv) limit the total number of shares of Series E Preferred Stock sold by any one participating broker-dealer.
Irrespective of whether you purchase shares of Series E Preferred Stock using DTC Settlement or DRS Settlement, by accepting Series E Preferred Stock you will be deemed to have accepted the terms of our Articles.
Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our Dealer Manager or the broker-dealers participating in this Offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank N A. by the end of the next business day following receipt of the subscriber’s subscription documents and check. When our Dealer Manager or a participating broker-dealer’s internal supervisory procedures are conducted at the site at which the subscription documents and check were initially received from the subscriber, our Dealer Manager or the participating broker-dealer, as applicable, will transmit the subscription documents and check to the Escrow Agent by the end of the next business day following receipt of the check and subscription documents. When, pursuant to our Dealer Manager or a participating broker dealer’s internal supervisory procedures, the final internal supervisory procedures are conducted at a different location (the “final review office”), the Dealer Manager or participating broker-dealer, as applicable, shall transmit the check and subscription documents to the final review office by the end of the next business day following the receipt of the subscription documents and check. The final review office will, by the end of the next business day following its receipt of the subscription documents and check, forward the subscription documents and check to the Escrow Agent.
Suitability
In recommending to a potential investor the purchase of Series E Preferred Stock, each participating broker-dealer shall have a reasonable basis to believe that the purchase is suitable for the investor, based on the information obtained through the reasonable diligence of the member or associated person to ascertain the investor’s investment profile. Further, the participating broker-dealer must have reasonable grounds to believe that the information contained in the subscription agreement, if using DTC Settlement, is true and correct in all material respects to such investor and that such investor will be acquiring Series E Preferred Stock for investment and not with a view towards distribution.
In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation, other investments, liquidity needs, risk tolerance and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for the investor’s portfolio. However, the investor is required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. Those selling shares on our behalf, including participating broker-dealers, and registered investment advisers recommending the purchase of shares in this Offering shall maintain records of the information used to determine that an investment in the Series E Preferred Stock is suitable and appropriate for an investor. Those records are required to be maintained for a period of at least six years.

Regulation Best Interest
Pursuant to Regulation Best Interest under the Exchange Act (“Reg BI”), participating broker-dealers must comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Reg BI includes the general obligation that a participating broker-dealer and its associated persons act in the best interest of retail customers when recommending any securities or investment strategy, without placing the financial or other interests of the broker-dealer ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to recommendations.
To satisfy the general Reg BI obligation, the broker-dealer must meet four component obligations:
•Disclosure Obligation: The participating broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS, which is intended to summarize key information for you about the participating broker-dealer and your relationship with that broker-dealer. The participating broker-dealer’s disclosures to you, including those made through their Form CRS, are different and are separate from the disclosures we provide to investors in this prospectus, which contains information regarding this offering and our company.
•Care Obligation: The participating broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.
•Conflict of Interest Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.
•Compliance Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Reg BI.
As a part of the Care Obligation described above, broker-dealers evaluate reasonably available alternatives in the best interest of their clients. There are likely less costly alternatives to use that are reasonably available to you, through your broker-dealer or otherwise, and those alternatives may have a lower investment risk. Under Reg BI, participating broker-dealers must consider whether such alternatives are in the best interests of their clients. You should ask your broker-dealer or other financial professional about what reasonable alternatives exist for you, and how our offering compares to other types of investments that may have lower costs, complexities, and/or risks and may be available for lower or no commission. This standard is different than the quantitative suitability standards required for an investment in the shares of our Series B Preferred Stock and enhances the broker-dealer standard of conduct beyond existing suitability obligations when dealing with a retail customer as described above.

In addition to Reg BI, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Reg BI, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated.
The impact of Reg BI and state fiduciary standards on participating broker-dealers cannot be determined at this time, as little administrative or case law exists under Reg BI and state fiduciary standards and the full scope of their applicability is uncertain and are subject to evolving regulatory guidance.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of shares of Series E Preferred Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or shares of Series E Preferred Stock where action for that purpose is required. Accordingly, shares of Series E Preferred Stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with shares of Series E Preferred Stock may be distributed or published, in or from any non-U.S. jurisdiction except in compliance with any applicable rules and regulations of any such non-U.S. jurisdiction.
The Dealer Manager, participating broker-dealers and their respective affiliates may arrange to sell the shares of Series E Preferred Stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.
Operations
The Company has engaged Preferred Shareholder Services, LLC (“PSS”), an affiliate of the Dealer Manager, pursuant to a services agreement, under which PSS shall provide certain non-offering issuer support services relating to the Series E Preferred Stock, including, for example:
•assistance with recordkeeping;
•answering investor inquiries regarding the Company, including regarding distribution payments;
•helping investors understand their investments upon their request; and
•assistance with redemption requests.
The Company is responsible for any payments due under such agreement. None of these services are distribution related.

LEGAL MATTERS
The validity of the securities offered in this prospectus supplement is being passed upon for us by Snell & Wilmer LLP and Kelley Drye & Warren LLP has also acted as counsel to us in connection with this Offering. Kunzman & Bollinger LLP is acting as counsel for the Dealer Manager in connection with this offering.

EXPERTS
The consolidated balance sheets of Applied Digital Corporation and its subsidiaries as of May 31, 2023 and 2022, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years then ended have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Series E Preferred Stock offered by this prospectus. This prospectus supplement, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023;
•our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2023, filed with the SEC on October 10, 2023, for the quarter ended November 30, 2023, filed with the SEC on January 16, 2024 and for the quarter ended February 29, 2024, filed with the SEC on April 11, 2024;
•our Current Reports on Form 8-K as filed with the SEC on August 15, 2023, August 23, 2023, September 11, 2023, September 28, 2023, November 13, 2023, January 23, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 22, 2024, February 29, 2024, March 5, 2024, March 8, 2024, March 15, 2024, April 1, 2024, April 5, 2024, April 29, 2024, April 29, 2024, April 30, 2024, April 30, 2024, May 1, 2024, May 6, 2024 and May 14, 2024 (other than any portions thereof deemed furnished and not filed);
•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023.
All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus supplement but before the termination of the offering of the securities hereunder, will also be considered to be incorporated by reference into this prospectus supplement from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus supplement or the accompanying prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference into this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to
Applied Digital Corporation
Attn: Wes Cummins
Chief Executed Officer
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
Phone number: (214) 427-1704

PROSPECTUS
$300,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
We may offer from time to time

ñ	shares of common stock;
ñ	shares of preferred stock in one or more series;
ñ	warrants to purchase preferred stock or common stock;
ñ	debt securities; or
ñ	any combination of preferred stock, common stock, warrants, or debt securities.
at an aggregate offering price not to exceed $300,000,000.
The number, amount, prices, and specific terms of the securities, and the net proceeds to Applied Digital Corp. will be determined at or before the time of sale and will be set forth in an accompanying prospectus supplement. The net proceeds to us from the sale of securities will be the offering price or the purchase price of those securities less any applicable commission or discount, and less any other expenses we incur in connection with the issuance and distribution of those securities.
This prospectus may not be used for the sale of any securities unless it is accompanied by a prospectus supplement. Any accompanying prospectus supplement may modify or supersede any statement in this prospectus.
Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol APLD. On May 1, 2024, the last reported sale price of our common stock on Nasdaq was $3.00 per share. None of the other securities that we may offer under this prospectus are currently publicly traded. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We may amend or supplement this prospectus from time to time. You should read this prospectus and any amendments or prospectus supplements carefully before you invest.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1934, as amended, incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, pursuant to which we may, from time to time and in one or more offerings, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, and any applicable supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.
You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including any documents incorporated by reference into this prospectus or a prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Forward-Looking Statements.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “APLD,” “we,” “us,” “our” and similar terms refer to Applied Digital Corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference before investing in our common stock, including the sections titled “Forward-Looking Statements” and “Risk Factors” provided elsewhere in this prospectus supplement and accompanying prospectus. Some of the statements in this prospectus supplement and accompanying prospectus constitute forward-looking statements. See the section titled “Forward-Looking Statements.”
Our Business
We are a United States-based designer, developer and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain datacenter hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC datacenter hosting (the “HPC Hosting Business), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well positioned to capitalize on the increasing demand for datacenter services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our common stock began trading on the Nasdaq Global Select Market on April 8, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates datacenters, providing energized space to crypto mining customers. Our custom-designed datacenters allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of which have entered into contracts with us ranging from three to five years. We began generating revenue from this business segment in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 87% as of February 29, 2024).
We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
•Jamestown, North Dakota: 106 MW facility.
•Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of Common Stock to each of GMR and SparkPool and 3,156,426 shares of Common Stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of Common Stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Bitcoin Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, Bitmain, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.

Cloud Services
We operate our Cloud Services Business through our wholly owned subsidiary, Sai Computing, LLC (“Sai Computing”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing graphics processing unit (GPU) computing solutions to empower customers in executing critical workloads related to artificial intelligence (AI), machine learning (ML), rendering, and other high-performance computing (HPC) tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to in the future utilize a blend of third-party colocation and our own HPC datacenters to deliver cloud services to our customers.  In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW.  This location is just one aspect of our comprehensive plan, and we intend to leverage it based on customer requirements.
In May 2023, we officially launched our Cloud Services Business. We currently rely on a few major suppliers for our products in this business segment: Super Micro Computer Inc. (“Super Micro”), NVIDIA Corp. (“NVIDIA”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for datacenters as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for datacenter operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale artificial intelligence (AI) through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Sai Computing’s infrastructure. In addition, we have supply agreements with Dell for delivery to us of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.

Sai Computing secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this report, our Cloud Services Business provides services to several customers.
By February 2024, the Company had received 4,092 GPUs, deployed a total of 3,072 GPUs and began recognizing revenue from our first and second cloud services contract. The Cloud Services Business is expected to account for approximately 13% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.
HPC Hosting Business
Our High Performance Computing (HPC) Hosting Business specializes in designing, constructing, and managing datacenters tailored to support HPC applications, including artificial intelligence (AI).
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC datacenter in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this datacenter in 2024 and designing and developing additional HPC datacenter sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Corporate Information
Our principal executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.
We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.
Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING

Common Stock, par value $0.001 per share	To be set forth in a prospectus supplement
Preferred Stock, par value $0.001 (the “Preferred Stock”)	To be set forth in a prospectus supplement
Warrants	To be set forth in a prospectus supplement
Debt Securities	To be set forth in a prospectus supplement
Total	$300,000,000
Use of proceeds	Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to address the Company’s working capital needs.
Nasdaq symbol	APLD

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus or in any applicable prospectus supplement, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference into this prospectus or any applicable prospectus supplement.
Substantial blocks of our Common Stock may be sold into the market as a result of our registration of the issuance or resale of Common Stock pursuant to previously filed registration statements.
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
We currently have convertible notes outstanding in the aggregate principal amount of $50,000,000 (the “Promissory Notes”). The Promissory Notes are convertible into shares of our Common Stock (the “Note Conversion Shares”), at the request and sole discretion of the holder, subject to a minimum floor conversion price (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq). We have registered the resale of up to 23,585,000 of Conversion Shares.
We also have a promissory note outstanding in the aggregate principal amount of $20,000,000 (as amended from time to time, the “AI Promissory Note”) in favor of AI Bridge Funding LLC. The AI Promissory Note may be paid with up to 24,532,449 shares of our Common Stock (the “AI Payment Shares”), subject to certain requirements and limitations, the issuance of which are registered.
We have registered the issuance of up to $25,000,000 of our Common Stock (the “ATM Common Stock”) in an “at the market equity offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The actual number of shares issued in the offering will vary depending on the sales prices when, and if, shares are sold from time to time.

Any issuances of Note Conversion Shares, AI Payment Shares or ATM Common Stock will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of such shares in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

FORWARD-LOOKING STATEMENTS
Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.
There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:
•    labor and other workforce shortages and challenges;
•    our dependence on principal customers;
•    the addition or loss of significant customers or material changes to our relationships with these customers;
•    our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•    our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•    our ability to continue to grow sales in our hosting business;
•    volatility of cryptoasset prices;
•    uncertainties of cryptoasset regulation policy; and
•    equipment failures, power or other supply disruptions.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.
All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

USE OF PROCEEDS
Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to address the Company’s working capital needs.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Articles and our Bylaws.
Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Articles and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
We effected a one-for-six reverse stock split in connection with our listing on the Nasdaq Global Select Market pursuant to which holders of our issued and outstanding Common Stock immediately prior to listing our Common Stock on Nasdaq Global Select Market had every six shares of Common Stock reclassified as one share of Common Stock. No fractional shares were issued. We refer to this as the “Reverse Stock Split”.
General
We are authorized to issue 171,666,666 shares of capital stock, $0.001 par value per share, of which 166,666,666 are designated as Common Stock and 5,000,000 are designated as Preferred Stock.
Common Stock
As of May 2, 2024, there were 122,725,610 shares of our Common Stock issued and outstanding and we had (i) 13,572,810 shares reserved for issuance under the 2022 Incentive Plan, (ii) 1,054,425 shares reserved for issuance under the 2022 Non-Employee Director Stock Plan, (iii) 204,168 shares reserved for issuance under restricted stock unit awards to certain consultants (iv) 5,069,098 shares in treasury; (v) 23,585,000 shares of our Common Stock to be issued upon the conversion of certain outstanding promissory notes issued by us to YA II PN, LTD. on March 27, 2024, which shares have been registered for resale on our Registration Statement on Form S-3, Reg. No. 333-278699; (vi) 24,532,449 shares of our Common Stock, which may be issued as payment of a certain outstanding promissory note made by us in favor of AI Bridge Funding LLC and the issuance of which is registered pursuant to a prospectus supplement that forms a part of our Registration Statement on Form S-3, Reg. No. 333-272023; and (vii) 3,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.
Dividend Rights
Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board out of legally available funds.

Voting Rights
Each holder of our Common Stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, subject to any rights of our Preferred Stock, or series of our Preferred stock, to vote together as a single class.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding Preferred Stock.
Other Rights
Our Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.
Preferred Stock
We are authorized to issue 5,000,000 shares of Preferred Stock at $0.001 par value per share. As of the date hereof, 2,120,578 shares of Preferred Stock have been issued and retired, 0 shares of Preferred Stock are outstanding and 2,879,422 shares of Preferred Stock remain available and authorized for issuance.
Each series of Preferred Stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our Common Stock will be subject to the rights of holders of any Preferred Stock outstanding and issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.
Terms
The specific terms of any Preferred Stock being offered will be described in the prospectus supplement relating to that Preferred Stock. The following summaries of the provisions of the Preferred Stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of Preferred Stock offered with that prospectus supplement for specific terms, including:

•the designation of the Preferred Stock;
•the number of shares of the Preferred Stock being offered, the liquidation preference per share and the offering price of the Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the Preferred Stock
•the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the Preferred Stock will accumulate, if applicable;
•the procedures for any action and remarketing of the Preferred Stock;
•the provision of a sinking fund, if any, for the Preferred Stock;
•the provision for redemption, if applicable, of the Preferred Stock;
•any listing of the Preferred Stock on any securities exchange;
•the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into or exchangeable for Common Stock, and whether at our option or the option of the holder;
•whether the Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock;
•the voting rights, if any, of the Preferred Stock;
•any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock; and
•a discussion of the United States federal income tax considerations applicable to the Preferred Stock.
Series E Preferred Stock
Our Board has created out of the authorized and available shares of our Preferred Stock, a series of convertible redeemable preferred stock, designated as the Series E Redeemable Preferred Stock (the “Series E Preferred Stock”). The following is a brief description of the terms of the Series E Preferred Stock. The Board has authorized the sale of up to 2,000,000 shares of Series E Preferred Stock. The Board may choose, in its sole discretion, to offer an additional 2,000,000 shares of Series E Preferred Stock for sale.
Dividend Rights
The holders of the Series E Preferred Stock shall be entitled to receive, and the Company shall pay, out of legally available funds, dividends on each share of Series E Preferred Stock at an annual rate of 8.0% of the Stated Value (as defined below). Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash or our Common Stock.

Liquidation Rights
Subject to the liquidation preference stated in the ranking section in the Certificate of Designations for the Series E Preferred Stock, Series E Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the “Stated Value,” or $25.00, plus an amount per share that is issuable as the result of accrued or unpaid Dividends. After payment to the holders of our Series E Preferred Stock, the remaining funds and assets available for distribution to our stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.
Redemption Rights
Each holder of shares of Series E Preferred Stock is entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder at any time in cash or our Common Stock. Additionally, we may redeem a share of Series E Preferred Stock at our option at any time from time to time upon not less than 10 calendar days written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E Preferred Stock to be redeemed plus accrued but unpaid dividends.
Other Rights
Our Series E Preferred Stock has no preemptive rights, no voting rights and no sinking fund or conversion provisions.
Limitations on Liability and Indemnification Matters
Our amended and restated bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Nevada Revised Statute, or NRS.
Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability:
•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•under the NRS for the unlawful payment of dividends; or
•for any transaction from which the director derives an improper personal benefit.
Our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the NRS and allows us to indemnify other employees and agents as set forth in the NRS. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We believe that provisions of our amended and restated bylaws are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent
The transfer agent and registrar for our Common Stock and the Series E Preferred Stock is Computershare Trust Company, N.A., 150 Royall St., Canton, MA 02021, (781) 575-2000.
Listing
Our Common Stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Preferred Stock, Common Stock or any combination thereof. Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities. Warrants may be issued under warrant agreements (each, a “warrant agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of warrants which may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Terms. The prospectus supplement relating to a particular issue of warrants for the purchase of Common Stock or Preferred Stock will describe the terms of the warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the Common Stock or Preferred Stock that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of Common Stock or Preferred Stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States federal income tax considerations;
•the antidilution provisions of the warrants, if any;
•the redemption or call provisions, if any, applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of Preferred Stock or shares of Common Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date the unexercised warrants will become void.
Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Preferred Stock or shares of Common Stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
We will issue the notes under the indenture that we will enter into with the trustee named in the indenture. The form of indenture is being filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939.  We use the term "debenture trustee" to refer to the trustee under the indenture.
The following summaries of material provisions of the notes and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:
•the title;
•the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•any limit on the amount that may be issued;
•whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•the maturity date;
•the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place where payments will be payable;
•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•provisions for a sinking fund, purchase or other analogous fund, if any;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;
•whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
oincur additional indebtedness;
oissue additional securities;
oissue guarantees;
ocreate liens;
opay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
oredeem capital stock;
oplace restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;
omake investments or other restricted payments;
osell or otherwise dispose of assets;
oenter into sale-leaseback transactions;
oengage in transactions with stockholders and affiliates;
oissue or sell stock of, or sell assets of, our subsidiaries; or
oeffect a consolidation or merger;

•whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•the procedures for any auction and remarketing, if any;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange (for example in the event of our merger or consolidation with another entity).
Consolidation, Merger or Sale
The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities.
If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
The following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.
Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the debenture trustee regarding our compliance with the covenants in the indenture.
Modification of Indenture; Waiver
We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture;
•to comply with the provisions described above under “-Consolidation, Merger or Sale;”
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•to provide for uncertificated debt securities and to make any appropriate changes for such purpose;
•to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
•to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.
Discharge
The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•maintain paying agencies;
•recover excess money held by the debenture trustee;
•compensate and indemnify the debenture trustee; and
•appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Subordination of Subordinated Debt Securities
Subordinated debt securities, if any, will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not limit the amount of indebtedness which we may incur, and does not limit us from issuing any other debt, including secured debt or unsecured debt.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more transactions from time to time:
•to or through underwriters;
•through dealers, agents or institutional investors;
•directly to purchasers;
•in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or
•through a combination of these methods.
We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:
•the material terms of the distribution, including the number of shares and the consideration paid;
•the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;
•the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and
•the terms of any indemnification provisions.
Underwriters, dealers, agents or other purchasers may sell the securities at a fixed price or prices that may change, at prices set at or relative to prevailing market prices or at negotiated prices.
We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.
We may offer our Common Stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Underwriters
We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or the persons acting on behalf of parties that participate in the distribution of the securities, are underwriters under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Only underwriters named in the amended or supplemented prospectus, if any, will be underwriters of the securities offered through that amended prospectus. Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
Agents; Direct Sales
We may designate agents to distribute the securities offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our respective agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of securities over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell securities at a per share purchase price discounted from the market price of our securities. We may also enter into agreements for sales of securities based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us, or perform services for us in the ordinary course of business.

Stabilization Activities
In connection with a firm commitment underwritten offering of our securities, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. For example, they may:
•over-allot in connection with the offering, creating a syndicate short position for their own account;
•bid for and purchase our securities in the open market to cover short positions or to stabilize the price of the securities; or
•reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, stabilization transactions or otherwise.
Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the securities. These provisions may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Indemnification
We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the securities offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

LEGAL MATTERS
The validity of the securities offered in this prospectus is being passed upon for us by Snell & Wilmer LLP.
EXPERTS
The consolidated financial statements of Applied Digital Corporation as of May 31, 2023 and May 31, 2022 and for the years ended May 31, 2023 and 2022, incorporated by reference herein and elsewhere in the registration statement, have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report, and have been incorporated herein by reference upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023;
•our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2023, filed with the SEC on October 10, 2023, for the quarter ended November 30, 2023, filed with the SEC on January 16, 2024 and for the quarter ended February 29, 2024, filed with the SEC on April 11, 2024;
•our Current Reports on Form 8-K as filed with the SEC on August 15, 2023, August 23, 2023, September 11, 2023, September 28, 2023, November 13, 2023, January 23, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 22, 2024, February 29, 2024, March 5, 2024, March 8, 2024, March 15, 2024, April 1, 2024, April 5, 2024, April 29, 2024, April 29, 2024, April 30, 2024, April 30, 2024 and May 1, 2024 (other than any portions thereof deemed furnished and not filed);
•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023.
All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference into this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to
Applied Digital Corporation
Attn: Wes Cummins
Chief Executed Officer
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
Phone number: (214) 427-1704

Up to 2,000,000
Series E Preferred Stock

PROSPECTUS SUPPLEMENT

Preferred Capital Securities
May 16, 2024